Exhibit 10.1

EXECUTION COPY

VOTING AGREEMENT

VOTING AGREEMENT, dated as of June 11, 2014 (this “Voting Agreement”), among Shanghai Pudong Science and Technology Investment Co., Ltd., a PRC limited liability company (“Parent”), and the shareholders of Montage Technology Group Limited, a Cayman Islands exempted company (the “Company”) listed on the signature pages hereto (each, a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Parent and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”) providing for the merger of a newly-formed Cayman Islands entity (“Merger Subsidiary”) with and into the Company;

WHEREAS, each Shareholder is the beneficial owner of the number of shares of Company Shares and Company Restricted Shares set forth opposite such Shareholder’s name on Schedule A hereto (together with any other Company Shares, Company Restricted Shares or other voting share capital of the Company acquired (whether beneficially or of record) by the Shareholder after the date hereof and prior to the earlier of (i) the Effective Time and (ii) the termination of all of the Shareholder’s obligations under this Agreement, including any such share capital acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company Share Option or warrants or the conversion of any convertible securities or otherwise, collectively referred to herein as the “Subject Shares”);

WHEREAS receipt of the Company Shareholder Approval is a condition to the consummation of the Merger; and

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Shareholders enter into this Voting Agreement in connection with the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants (severally and not jointly) to Parent as follows:

(a) Authority; Enforceability. Each Shareholder has the legal capacity and all requisite power and authority to execute this Voting Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Shareholder of this Voting Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder.

(b) Execution; Delivery. Each Shareholder has duly executed and delivered this Voting Agreement, and this Voting Agreement constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. No consent of, or registration or filing with, any Governmental Authority or any third party is required to be obtained or made by or with respect to such Shareholder in connection with the execution, delivery and performance of this Voting Agreement or the consummation of the transactions contemplated hereby, other than (i) such reports, schedules or statements under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Voting Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on such Shareholder’s ability to perform its obligations hereunder.

(c) The Subject Shares. Each Shareholder is the sole record holder and beneficial owner of the Subject Shares listed on Schedule A across from its name, free and clear of any Lien (other than any Liens pursuant to this Agreement or the Merger Agreement). Each Shareholder has the sole voting power, the sole power of disposition and the sole power to agree to all of the matters set forth in this Agreement with respect to the Subject Shares listed on Schedule A across from its name. As of the date of this Agreement, the Subject Shares listed on Schedule A across from its name constitute all of the Company Shares, Company Restricted Shares and any other voting share capital of the Company beneficially owned or owned of record by the Shareholder. None of the Subject Shares owned by it are subject to any voting agreement, voting trust, other voting agreement, proxy, power of attorney or any other agreement that would have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement, except as contemplated by this Voting Agreement.

Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Shareholder as follows:

(a) Authority; Enforceability. Parent has all requisite corporate power and authority to execute this Voting Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Voting Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent.

(b) Execution; Delivery. Parent has duly executed and delivered this Voting Agreement, and this Voting Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii)

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is subject to general principles of equity. No consent of, or registration or filing with, any Governmental Authority or third party is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Voting Agreement or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Voting Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have, or be reasonably expected to have, an adverse effect on Parent’s ability to perform its obligations hereunder.

(c) Available Funds. Parent will have available to it at the Closing all funds necessary to satisfy all of its, Parent Assignee’s and Merger Subsidiary’s obligations under the Merger Agreement and otherwise in connection with the Merger and the other transactions contemplated by this Voting Agreement and the Merger Agreement, including payment of all charges and expenses required to be paid by Parent, Merger Subsidiary or the Surviving Company pursuant to Section 2.03(a) and (b) of the Merger Agreement.

Section 3. Covenants of the Shareholders. (a) Voting. During the Support Period (as defined below), each Shareholder covenants and agrees as follows:

(i) at any meeting (whether annual or extraordinary, including any adjournment, recess or postponement thereof) of shareholders of the Company, however called, or in connection with any written resolution of the Company’s shareholders or in any other circumstances upon which a vote with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, each Shareholder shall (solely in its capacity as a Shareholder of the Company) (i) appear at each such meeting or otherwise cause the Subject Shares to be counted as present for purposes of calculating a quorum and to ensure that any vote at such meeting be a poll vote and respond to each request by the Company for written consent, if any; and (ii) vote (or cause to be voted) the Subject Shares to the extent the Subject Shares may vote on the matter in question, in favor of obtaining the Company Shareholder Approval and the other transactions contemplated by the Merger Agreement, including the approval, adoption and authorization of the Merger, the Merger Agreement, any other transactions contemplated by the Merger Agreement or any related action reasonably required in furtherance thereof. Notwithstanding anything in this Voting Agreement to the contrary, only the Subject Shares shall be subject to this Voting Agreement and any adjournment, recess or postponement of any meeting of shareholders of the Company;

(ii) at any meeting (whether annual or extraordinary, including any adjournment, recess or postponement thereof) of shareholders of the Company, however called, or in connection with any written resolution of the Company’s shareholders or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, such Shareholder shall (solely in its capacity as a Shareholder of the Company) vote (or cause to be voted) the Subject Shares (to the extent the Subject Shares may vote on the matter in question) against (A) any Acquisition Proposal (other than the Merger), (B) any other transaction, proposal, agreement or action made in

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opposition to approval of the Merger Agreement or the transactions contemplated by the Merger Agreement (including the Merger) or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (C) any other action, agreement or transaction that is intended, that would be reasonably expected to, or the effect of which would be reasonably expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by such Shareholder of its obligations under this Agreement, including, without limitation: (1) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other other business combination involving the Company or any of its Subsidiaries (other than the Merger); (2) a sale, lease or transfer of 25% or more of the assets of the Company or any Subsidiary or a reorganization, recapitalization or liquidation of the Company or any Subsidiary; (3) an election of new members to the board of directors of the Company, other than (i) individuals who on the date hereof constituted the board of directors of the Company, (ii) any new directors whose election to the board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by at least a majority of the directors then still in office (or a duly constituted committee thereof) either who were directors on the date hereof or whose election or nomination for election was previously so approved, and/or (iii) as otherwise provided in the Merger Agreement; (4) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s memorandum or articles of association, except if approved in writing by Parent; or (5) any other material change in the Company’s corporate structure, except if approved in writing by Parent;

(iii) other than pursuant to this Voting Agreement, each Shareholder shall not, directly or indirectly, (A) sell, transfer, assign, tender, pledge, grant, encumber, hypothecate or otherwise dispose of, by merger, operation of law or otherwise (collectively, “Transfer”), other than by will or the laws of intestacy, any Subject Shares to any person other than pursuant to the Merger or (B) enter into any voting arrangement, whether by proxy, voting trust, voting agreement, power of attorney with respect to any Subject Shares or any other arrangement that grants a third party the right to vote or direct the voting of the Subject Shares; and

(iv) each such Shareholder (A) hereby grants to Parent (and any designee of Parent) a proxy (and appoints Parent or any such designee of Parent as its attorney-in-fact with full power of substitution) to vote the Subject Shares owned beneficially and of record by such Shareholder for the matters set forth in Sections 3(a)(i) and 3(a)(ii) and such proxy and appointment shall (1) be irrevocable, (2) be coupled with an interest, and (3) survive the dissolution, bankruptcy or other incapacity of such Shareholder as well as the death, bankruptcy or other incapacity of such Shareholder, (B) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of the foregoing proxy and power-of-attorney, and (C) hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instruction or other requests with respect to such Shareholder’s Subject Shares.

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The “Support Period” shall commence on the date hereof and continue until the first to occur of (1) the Effective Time, (2) termination of the Merger Agreement in accordance with its terms and (3) the time (if any) at which the Board of Directors of the Company shall have made an Adverse Recommendation Change.

(b) Capacity. Notwithstanding anything to the contrary in this Voting Agreement, (i) each Shareholder is entering into this Voting Agreement, and agreeing to become bound hereby, solely in its capacity as a shareholder of the Company and not in any other capacity (including without limitation any capacity as a director of the Company) and (ii) nothing in this Voting Agreement shall obligate such Shareholder to take, or forbear from taking, any action as a director (including without limitation through the individuals that it has elected to the Board of Directors of the Company) or any other action, other than in the capacity as a Shareholder of the Company with respect to the voting of the Subject Shares as specified in Sections 3(a)(i) and 3(a)(ii).

(c) Dissenters Rights. Each Shareholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal and dissention rights under Section 238 of the Cayman Companies Law in connection with the Merger.

(d) Acquisition Proposals. Each Shareholder agrees that it will not, directly or indirectly, and shall use reasonable best efforts to cause its Representatives not to, take any action that the Company is prohibited from taking pursuant to Section 6.03 of the Merger Agreement.

(e) Additional Shares. Each Shareholder agrees to notify Parent in writing of any additional Subject Shares acquired by such Shareholder after the date hereof as soon as practicable, but in no event later than five (5) Business Days, after such acquisition. Any such additional Subject Shares shall automatically become subject to the terms of this Agreement and shall constitute Subject Shares for all purposes of this Agreement.

(f) Documentation and Information. Each Shareholder (i) consents to and authorizes the publication and disclosure by Parent or Parent Assignee of such Shareholder’s identity and holding and beneficial ownership of the Subject Shares and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority, including, without limitation, the Proxy Statement, and any amendment thereto, relating to the Merger, and (ii) agrees promptly to give to Parent and Merger Subsidiary any information Parent, Parent Assignee or Merger Subsidiary may reasonably request for the preparation of any such disclosure documents so long as such information is required by Applicable Law to be disclosed therein. No Shareholder shall issue any press release or make any other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of Parent except as such release or statement may be required by Applicable Law or the rules and regulations of any national securities exchange or Governmental Authority of competent jurisdiction.

Section 4. Termination. This Voting Agreement shall terminate upon the earliest to occur of (a) the Effective Time and (b) the termination of the Merger

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Agreement. Nothing in this Section 4 shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to termination. This Section 4 and Section 5 shall survive any termination of this Agreement.

Section 5. General Provisions.

(a) Amendments. This Voting Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or sent by email (provided, that such email states that it is a notice defined pursuant to this Section 5(b)) to the Company and Parent in accordance with Section 11.01 of the Merger Agreement and to a Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(c) Interpretation. The Section headings herein are for convenience of reference only, do not constitute part of this Voting Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Voting Agreement is made to a Section, such reference shall be to a Section of this Voting Agreement unless otherwise indicated. Unless otherwise indicated, whenever the words “include,” “includes” or “including” are used in this Voting Agreement, they shall be deemed to be followed by the words “without limitation.” In the event an ambiguity or question of intent or interpretation arises, this Voting Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement. This Agreement is in the English language, and while this Agreement may be translated into other languages, the English language version shall control.

(d) Severability. The provisions of this Voting Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Voting Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Voting Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(e) Counterparts. This Voting Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

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(f) Entire Agreement; No Third-Party Beneficiaries. This Voting Agreement constitutes the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. This Voting Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules (other than New York General Obligations Law Sections 5-1401 and 5-1402) of such State (provided that the fiduciary duties of the Board of Directors of the Company, the internal corporate affairs of the Company, and the Merger and any exercise of appraisal and dissention rights with respect to the Merger, shall in each case be governed by the laws of the Cayman Islands).

(h) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS VOTING AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(h).

(i) Merger Agreement. Parent acknowledges that the Shareholders have been induced to enter into this Voting Agreement based on the terms and conditions of the Merger Agreement.

(j) Assignment. Unless otherwise agreed in writing by the parties hereto, no rights or obligations under this Voting Agreement may be assigned or delegated by operation of Applicable Law or otherwise, and any purported assignment or delegation in violation of this Voting Agreement is void, except that Parent may assign its rights herein to Parent Assignee; provided that Parent shall remain jointly and severally responsible and liable with Parent Assignee for all representations, warranties, liabilities, covenants, agreements and any other obligations under and pursuant to the terms of this Voting Agreement assumed by Parent Assignee.

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(k) Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Voting Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in any New York federal court (or if jurisdiction is not available therein, a New York state court) sitting in the borough of Manhattan of the City of New York, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5(b) shall be deemed effective service of process on such party. The parties hereto agree that a final trial court judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(l) Specific Performance. Each Shareholder acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Voting Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, Parent will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction permitted by Section 5(k) enjoining any such breach and enforcing specifically the terms and provisions hereof. Each Shareholder agrees not to oppose the granting of such relief in the event such a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Voting Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by Parent shall not preclude the simultaneous or later exercise of any other such right, power or remedy by it.

[Signature Page Follows]

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IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

Shanghai Pudong Science and Technology Investment Co., Ltd.

By	/s/ Xudong Zhu
Name: Xudong Zhu
Title: Chairman

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS: Howard C. Yang

/s/ Howard C. Yang

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Xueren Yang

/s/ Xueren Yang

Shuzhang Liang

/s/ Shuzhang Liang

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Stephen Tai

/s/ Stephen Tai

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Tai Kuai Lap

/s/ Tai Kuai Lap

Chao Iong Wa

/s/ Chao Iong Wa

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Absolute Pioneer Co., Ltd.

By	/s/ Cathy Yen
Name: Wei-Tsuei Yen Title:

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Wei-Tsuei Yen

/s/ Cathy Yen

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Yung-Kuei Yu

/s/ Yung-Kuei Yu

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Yung Do Way

/s/ Yung Do Way

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Charles G. Sodini

/s/ Charles G. Sodini

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Jung Kung Yang

/s/ Jung Kung Yang

IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

SHAREHOLDERS:

Mark Thomas Voll

/s/ Mark Thomas Voll

SCHEDULE A

Shareholder	Number of Subject Shares
	Ordinary Shares	Restricted Shares	Total
Howard Yang	1,013,319	36,000	1,049,319
Xueren Yang and Shuzhuang Liang jointly	404,000	—	404,000
Stephen Tai	505,319	36,000	541,319
Tai Kuai Lap and Chao Iong Wa jointly	912,000	—	912,000
Wei-Tsuei Yen (Cathy)[1]	49,234	4,000	53,234
Yung-Kuei Yu (YK)	—	4,000	4,000
Yung Do Way (Edward)	—	4,000	4,000
Charles G Sodini	—	4,000	4,000
Jung Kung Yang (Jackie)	39,766	4,000	43,766
Mark Thomas Voll	40,050	14,500	54,550

Total	2,963,688	106,500	3,070,188

1.	Ms. Yen beneficially owns 49,234 of the Subject Shares through Absolute Pioneer Co., Ltd.

Notice

Shareholder	Mailing Address
Howard Yang	Unit E-F F10 No.9 Lane 1720, Hong Qiao Rd, Shanghai 200336, China
Stephen Tai	Room 304, No.2, Lane 680, Shuicheng Rd, Shanghai 200336, China
Wei-Tsuei Yen/ Absolute Pioneer Co., Ltd.	N66 Tomson Golf Villa, No. 1 Longdong Ave., Pudong Shanghai 200120, China
Yung-Kuei Yu (YK)	18F, No.333, Section 2, Tunhwa S. Rd., Taipei 106, Taiwan, ROC
Yung Do Way (Edward)	12F., No. 9, Lane 157, Jihu Rd., Zhongshan Dis., Taipei City 462, Taiwan, ROC
Charles G Sodini	37 Larch Circle, Belmont, MA 02478, USA
Jung Kung Yang (Jackie)	18893 Bellgrove Circle, Saratoga,CA 95070, USA
Mark Thomas Voll	710 Morningside Circle, Los Altos, CA 94022, USA
Tai Kuai Lap and Chao Iong Wa	c/o Stephen Tai, Room 304, No.2, Lane 680, Shuicheng Rd, Shanghai 200336, China
Xueren Yang and Shuzhuang Liang	c/o Howard Yang, Unit E-F F10 No.9 Lane 1720, Hong Qiao Rd, Shanghai 200336, China

with a copy to (which shall not constitute notice):

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: Paul Scrivano, Esq.

Facsimile: 415-984-8701

Email: pscrivano@omm.com